News Release For Further Information: Jessica Gulis, 248.559.0840 ir@cnfrh.com For Immediate Release Conifer Holdings Reports 2018 Second Quarter Financial Results Company to Host Conference Call at 8:30 AM ET on Thursday, August 9, 2018 Birmingham, MI, August 8, 2018 - Conifer Holdings, Inc. (Nasdaq: CNFR) (“Conifer” or the “Company”) today announced results for the second quarter ended June 30, 2018. Second Quarter 2018 Financial Highlights (all comparisons to prior year period) • Commercial lines gross written premiums increased 18.5% driven by growth in the Company’s core hospitality and small business lines • Personal lines gross written premiums decreased by 74% (wind-exposed premium down 83% for the quarter) • Loss ratio improved to 61.8% from 67.0% • Combined ratio improved to 106.0% for the period, compared to 110.4% in the prior year period (100.7% before the ADC deferred gain and hurricane-related costs) • Net loss of $1.1 million, or $0.13 per diluted share based on 8.5 million weighted average common diluted shares outstanding • Adjusted operating loss per share was $173,000, or $0.02 per diluted share ($121,000 of income before hurricane costs) Management Comments James Petcoff, Chairman and CEO, commented, “For the second quarter, our core business continued to perform very well with gross written premiums up almost 20% in commercial lines, led by our hospitality and small business lines. Our on-going commitment to shift our business mix toward our most profitable lines continues as 94% of our premium production in the quarter came from commercial lines.” Mr. Petcoff continued, “Over the past several quarters, Conifer has worked diligently to reposition our personal lines writings, focusing on writing low-value dwelling business, while significantly reducing our wind-exposed premiums overall. We feel this best positions us for continuing and profitable growth going forward.

Conifer Holdings, Inc.
August 8, 2018
Page 2

2018 Second Quarter Financial Results Overview

	At and for the Three Months Ended June 30,			At and for the Six Months Ended June 30,		
	2018	2017	% Change	2018	2017	% Change
	(dollars in thousands, except share and per share amounts)					
Gross written premiums	$ 26,562	$ 26,981	-1.6%	$ 50,299	$ 53,455	-5.9%
Net written premiums	22,595	23,082	-2.1%	42,439	45,407	-6.5%
Net earned premiums	23,938	24,497	-2.3%	47,739	48,637	-1.8%
Net investment income	838	663	26.4%	1,639	1,240	32.2%
Net realized investment gains (losses)	12	-	**	173	(8)	**
Change in fair value of equity investments	29	-	**	(268)	-	
Other gains (losses)	-	750	**	-	750	**
Net income (loss)	(1,113)	(1,067)	**	(900)	(2,866)	**
Net income (loss) per share, diluted	$ (0.13)	$ (0.14)		$ (0.11)	$ (0.38)	
Adjusted operating income (loss)*	(173)	(2,098)	**	1,607	(3,889)	**
Adjusted operating income (loss) per share, diluted*	$ (0.02)	$ (0.28)	**	$ 0.18	$ (0.52)	**
Book value per common share outstanding	$ 5.89	$ 8.64		$ 5.89	$ 8.64	
Weighted average shares outstanding, basic and diluted	8,520,328	7,633,069		8,520,328	7,633,069	
Underwriting ratios:						
Loss ratio (1)	61.8%	67.0%		58.5%	65.7%	
Expense ratio (2)	44.2%	43.4%		44.2%	44.2%	
Combined ratio (3)	106.0%	110.4%		102.7%	109.9%	

* The "Definitions of Non-GAAP Measures" section of this release defines and reconciles data that are not based on generally accepted accounting principles.

** Percentage is not meaningful

(1) The loss ratio is the ratio, expressed as a percentage, of net losses and loss adjustment expenses to net earned premiums and other income.

(2) The expense ratio is the ratio, expressed as a percentage, of policy acquisition costs and operating expenses to net earned premiums and other income.

(3) The combined ratio is the sum of the loss ratio and the expense ratio. A combined ratio under 100% indicates an underwriting profit. A combined ratio over 100% indicates an underwriting loss.

Second Quarter 2018 Premiums

Gross Written Premiums

Gross written premiums decreased 1.6% in the second quarter of 2018 to $26.6 million, compared to $27.0 million in the prior year period. The decline in gross written premiums was largely attributable to a 73.5% decrease in the Company's personal lines of business, offset by an 18.5% increase in the Company's commercial lines.

Net Earned Premiums

Net earned premiums decreased 2.3% to $23.9 million for the second quarter of 2018, compared to $24.5 million for the prior year period. The decrease is primarily due to the repositioning of its personal lines, offset by the expansion of the Company's commercial lines, which increased 3.9%.

Conifer Holdings, Inc.
August 8, 2018
Page 3

Commercial Lines Financial and Operational Review

Commercial Lines Financial Review

	Three Months Ended June 30,			Six Months Ended June 30,		
	2018	2017	% Change	2018	2017	% Change
			(dollars in thousands)			
Gross written premiums	$ 25,008	$ 21,106	18.5%	$ 46,796	$ 42,750	9.5%
Net written premiums	22,284	18,916	17.8%	41,706	38,395	8.6%
Net earned premiums	20,872	20,094	3.9%	41,000	39,782	3.1%
Underwriting ratios:						
Loss ratio	58.6%	58.1%		54.6%	60.4%	
Expense ratio	42.7%	36.7%		43.3%	37.2%	
Combined ratio	101.3%	94.8%		97.9%	97.6%	
Contribution to combined ratio from net (favorable) adverse prior year development	2.7%	12.1%		-0.8%	13.2%	
Accident year combined ratio (1)	98.6%	82.7%		98.7%	84.4%	

(1) The accident year combined ratio is the sum of the loss ratio and the expense ratio, less changes in net ultimate loss estimates from prior accident year loss reserves. The accident year combined ratio provides management with an assessment of the specific policy year's profitability and assists management in their evaluation of product pricing levels and quality of business written.

The Company's commercial lines of business represented approximately 94% of total gross written premiums in the second quarter of 2018, up from 78% in the prior year period and 92% in the first quarter of 2018. Conifer's commercial lines mainly consist of property and liability coverage offered to owner-operated small- to mid-sized businesses, such as hospitality risks which include restaurants, bars, taverns and professional organizations.

Commercial lines gross written premiums increased by 18.5% to $25.0 million in the second quarter of 2018. This was largely due to continued growth in the Company's hospitality and small business lines.

For the second quarter of 2018, the commercial lines combined ratio was 101.3%, compared to 94.8% in the prior year period with the expense ratio up ticking in the quarter. On a consolidated basis, expenses were basically flat quarter over quarter.

Conifer Holdings, Inc.
August 8, 2018
Page 4

Personal Lines Financial and Operational Review

Personal Lines Financial Review

	Three Months Ended June 30,			Six Months Ended June 30,		
	2018	2017	% Change	2018	2017	% Change
	(dollars in thousands)					
Gross written premiums	$ 1,554	$ 5,875	-73.5%	$ 3,503	$ 10,705	-67.3%
Net written premiums	311	4,166	-92.5%	733	7,012	-89.5%
Net earned premiums	3,066	4,403	-30.4%	6,739	8,855	-23.9%
Underwriting ratios:						
Loss ratio	83.4%	107.5%		82.2%	89.1%	
Expense ratio	51.1%	44.2%		43.7%	44.0%	
Combined ratio	134.5%	151.7%		125.9%	133.1%	
Contribution to combined ratio from net (favorable) adverse prior year development	28.0%	39.9%		25.4%	22.5%	
Accident year combined ratio	106.5%	111.8%		100.5%	110.6%	

Personal lines, which consist of low-value dwelling and wind-exposed homeowners insurance, represented approximately 6% of total gross written premiums for the second quarter of 2018, compared to 22% in 2017.

Personal lines gross written premiums decreased 73.5% to $1.6 million in the second quarter of 2018 compared to the prior year period. The decrease was the result of management's strategic decision to deemphasize the Company's Florida homeowners business and other wind-exposed business in Texas and Hawaii, which in total decreased by 83% year-over-year.

For the second quarter of 2018, the personal lines combined ratio was 134.5%, compared to 151.7% in the prior year period. There were $287,000 of additional losses relating to Hurricane Harvey in Texas and $87,000 of reinstatement reinsurance premiums relating to Hurricane Irma in Florida, which also increased the combined ratio in the second quarter.

Conifer Holdings, Inc. Page 5 August 8, 2018 Combined Ratio Analysis Three Months Ended Six Months Ended June 30, June 30, 2018 2017 2018 2017 (dollars in thousands) Underwriting ratios: Loss ratio 61.8% 67.0% 58.5% 65.7% Expense ratio 44.2% 43.4% 44.2% 44.2% Combined ratio 106.0% 110.4% 102.7% 109.9% Contribution to combined ratio from net (favorable) adverse prior year development 6.1% 17.2% 3.0% 14.9% Accident year combined ratio 99.9% 93.2% 99.7% 95.0% Combined Ratio The Company's combined ratio was 106.0% for the three months ended June 30, 2018, compared to 110.4% for the same period in 2017, and was 100.7% before the impact of the deferred gain on the ADC and hurricane-related costs.  Loss Ratio: The impact of prior accident year reserves on the Company's loss ratio has been significantly reduced due to the benefits of the ADC. As of June 30, 2018, the Company has ceded $10.4 million under the ADC, leaving $7.1 million of cover in the event of future development. The Company’s losses and loss adjustment expenses were $15.1 million for the three months ended June 30, 2018, compared to $16.7 million in the prior year period. As a result, Conifer reported an improved loss ratio of 61.8%, compared to 67.0% in the prior year period, despite higher than expected loss trends in the Company’s personal lines business during the period.  Expense Ratio: The expense ratio was 44.2% for the second quarter of 2018, compared to 43.4% in the prior year period, which remained largely flat as the Company continued to write a lower amount of gross written premiums in its personal lines business. Net Investment Income Net investment income increased 26.4% to $838,000 during the quarter ended June 30, 2018, compared to $663,000 in the prior year period. Net Loss In the second quarter of 2018, the Company reported net loss of $1.1 million, or $0.13 per diluted share, based on 8.5 million weighted average common diluted shares outstanding, compared to net loss of $1.1 million, or $0.14 per diluted share, based on 7.6 million weighted average common diluted shares outstanding in the prior year period.

Conifer Holdings, Inc. Page 6 August 8, 2018 Adjusted Operating Loss In the second quarter of 2018, the Company reported adjusted operating loss of $173,000, or $0.02 per share, compared to adjusted operating loss of $2.1 million, or $0.28 per share, for the same period in 2017. See Definitions of Non-GAAP Measures. Adjusted operating income before hurricane-related costs was $121,000. Outlook for 2018 Mr. Petcoff concluded, “We have made considerable progress in our return to operating profitability over the first half of 2018. We continue to expand within our best performing sectors where we can provide a unique value proposition to our agents and insureds. We continue to gain market share in our hospitality and small business lines, and we have an infrastructure in place that will allow the Company to simultaneously grow in these markets while not adding additional cost, which will allow our expense ratio to improve gradually.” Earnings Conference Call The Company will hold a conference call/webcast on Thursday, August 9, 2018 at 8:30 a.m. ET to discuss results for the quarter ended June 30, 2018. The Company expects to release its second quarter financial results on Wednesday, August 8, 2018 after the close of the market. Investors, analysts, employees and the general public are invited to listen to the conference call via: Webcast: On the Event Calendar at IR.CNFRH.com Conference Call: 844-868-8843 (domestic) or 412-317-6589 (international) The webcast will be archived on the Conifer Holdings website and available for replay for at least one year. Individuals who listen to the call should refer to Conifer Holdings’ audited consolidated financial statements and related notes included in its annual report on form 10-K for the fiscal year ended December 31, 2017 and the quarterly report on form 10-Q for the quarter ended June 30, 2018, filed with the Securities and Exchange Commission (the “SEC”). The Company’s filings can be accessed at www.sec.gov or the Company’s website at IR.CNFRH.com. About the Company Conifer Holdings, Inc. is a Michigan-based property and casualty holding company. Through its subsidiaries, Conifer offers specialty insurance coverage for both commercial and personal lines, marketing through independent agents in all 50 states. The Company is traded on the Nasdaq Global Market under the symbol CNFR. Additional information is available on the Company's website at IR.CNFRH.com.

Conifer Holdings, Inc. Page 7 August 8, 2018 Definitions of Non-GAAP Measures Conifer prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data. We believe that investors’ understanding of Conifer’s performance is enhanced by our disclosure of adjusted operating income. Our method for calculating this measure may differ from that used by other companies and therefore comparability may be limited. We define adjusted operating income (loss), a non-GAAP measure, as net income (loss) excluding net realized investment gains and losses, and other gains and losses, after-tax, and excluding the tax impact of changes in unrealized gains and losses. Beginning in 2018, the change in fair value of equity securities, net of tax, and the deferred gain on losses ceded to the ADC are also excluded from net income to arrive at adjusted operating income. We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Reconciliations of adjusted operating income and adjusted operating income per share: Three Months Ended Six Months Ended June 30, June 30, 2018 2017 2018 2017 (dollar in thousands, except share and per share amounts) Net income (loss) $ (1,113) $ (1,067) $ (900) $ (2,866) Less: Net realized gains (losses) and other gains, net of tax 12 750 173 742 Change in fair value of equity securities, net of tax 29 - (268) - Tax effect of investment unrealized gains and losses - 281 - 281 (Increase) in deferred gain on losses ceded to ADC, net of tax (981) - (2,412) - Adjusted operating income (loss) $ (173) $ (2,098) $ 1,607 $ (3,889) Weighted average common shares, diluted 8,520,328 7,633,069 8,520,328 7,633,069 Diluted income (loss) per common share: Net income (loss) $ (0.13) $ (0.14) $ (0.11) $ (0.38) Less: Net realized gains (losses) and other gains, net of tax - 0.10 0.02 0.10 Change in fair value of equity securities, net of tax - - (0.03) - Tax effect of investment unrealized gains and losses, per share - 0.04 - 0.04 (Increase) in deferred gain on losses ceded to ADC, net of tax (0.11) - (0.28) - Adjusted operating income (loss), per share $ (0.02) $ (0.28) $ 0.18 $ (0.52)

Conifer Holdings, Inc. Page 8 August 8, 2018 Forward-Looking Statement This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Conifer’s expectations regarding premiums, earnings, its capital position, expansion, and growth strategies. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. The forward-looking statements are qualified by important factors, risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements, including those described in our form 10-K (“Item 1A Risk Factors”) filed with the SEC on March 15, 2018 and subsequent reports filed with or furnished to the SEC. Any forward-looking statement made by us in this report speaks only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws or regulations.

Conifer Holdings, Inc. Page 9 August 8, 2018 Conifer Holdings, Inc. and Subsidiaries Consolidated Balance Sheets (In thousands, except share data) June 30, December 31, 2018 2017 Assets (Unaudited) Investment securities: Debt securities, at fair value (amortized cost of $129,322 and $ 126,677 $ 136,536 $137,004, respectively) Equity securities, at fair value (cost of $8,782 and $8,629, respectively) 9,530 9,687 Short-term investments, at fair value 4,364 11,427 Total investments 140,571 157,650 Cash 17,016 11,868 Premiums and agents' balances receivable, net 22,129 22,845 Receivable from affiliate 2,161 1,195 Reinsurance recoverables on unpaid losses 20,467 20,066 Reinsurance recoverables on paid losses 2,874 4,473 Prepaid reinsurance premiums 1,098 1,081 Deferred policy acquisition costs 12,021 12,781 Other assets 8,997 7,073 Total assets $ 227,334 $ 239,032 Liabilities and Shareholders' Equity Liabilities: Unpaid losses and loss adjustment expenses $ 83,662 $ 87,896 Unearned premiums 52,390 57,672 Reinsurance premiums payable 2,719 3,299 Debt 29,060 29,027 Accounts payable and accrued expenses 9,335 8,312 Total liabilities 177,166 186,206 Commitments and contingencies - - Shareholders' equity: Common stock, no par value (100,000,000 shares authorized; 8,520,328 issued and outstanding, respectively) 86,659 86,199 Accumulated deficit (33,431) (33,010) Accumulated other comprehensive (loss) income (3,060) (363) Total shareholders' equity 50,168 52,826 Total liabilities and shareholders' equity $ 227,334 $ 239,032

Conifer Holdings, Inc. Page 10 August 8, 2018 Conifer Holdings, Inc. and Subsidiaries Consolidated Statements of Operations (Unaudited) (In thousands, except share and per share data) Three Months Ended Six Months Ended June 30, June 30, 2018 2017 2018 2017 Revenue Premiums Gross earned premiums $27,856 $28,338 $ 55,581 $ 56,602 Ceded earned premiums (3,918) (3,841) (7,842) (7,965) Net earned premiums 23,938 24,497 47,739 48,637 Net investment income 838 663 1,639 1,240 Net realized investment gains (losses) 12 - 173 (8) Other gains (losses) - 750 - 750 Change in fair value of equity securities 29 - (268) - Other income 450 372 807 726 Total revenue 25,267 26,282 50,090 51,345 Expenses Losses and loss adjustment expenses, net 15,067 16,674 28,396 32,407 Policy acquisition costs 6,472 6,428 12,985 12,900 Operating expenses 4,303 4,370 8,489 8,900 Interest expense 617 219 1,236 443 Total expenses 26,459 27,691 51,106 54,650 Income (loss) before equity earnings and income taxes (1,192) (1,409) (1,016) (3,305) Equity earnings (losses) of affiliates, net of tax 89 60 144 164 Income tax (benefit) expense 10 (282) 28 (275) Net income (loss) (1,113) (1,067) (900) (2,866) Earnings (loss) per common share, basic and diluted $ (0.13) $ (0.14) $ (0.11) $ (0.38) Weighted average common shares outstanding, basic and diluted 8,520,328 7,633,069 8,520,328 7,633,069